FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2018

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement
On November 20, 2018, HC2 Holdings, Inc., a Delaware corporation (the “Company”), issued $470 million aggregate principal amount of 11.500% senior secured notes due 2021 (the “Secured Notes”) and $55 million aggregate principal amount of 7.5% convertible senior notes due 2022 (the "Convertible Notes”, and together with the Secured Notes, the “Notes”). The Secured Notes were issued under an indenture dated November 20, 2018, by and among the Company, the guarantors party thereto and U.S. Bank National Association, a national banking association (“U.S. Bank”), as trustee (the “Secured Indenture”). The Secured Notes were issued at 98.75% of par. The Convertible Notes were issued under a separate indenture dated November 20, 2018, between the Company and U.S. Bank, as trustee (the “Convertible Indenture”). The Convertible Notes were issued at 100% of par.
Secured Notes Terms and Conditions
Certain terms and conditions of the Secured Notes are as follows:
Maturity. The Secured Notes mature on December 1, 2021.
Interest. The Secured Notes accrue interest at a rate of 11.500% per year. Interest on the Secured Notes is paid semi-annually on December 1 and June 1 of each year.
Issue Price. The issue price of the Secured Notes is 98.75% of par.
Ranking. The notes and the note guarantees will be the Company’s and certain of its direct and indirect domestic subsidiaries’ (the “Subsidiary Guarantors”) general senior secured obligations. The notes and the note guarantees will rank: (i) senior in right of payment to all of the Company’s and the Subsidiary Guarantors’ future subordinated debt; (ii) equal in right of payment, subject to the priority of any First-Out Obligations (as defined in the Secured Indenture), with all of the Company’s and the Subsidiary Guarantors’ existing and future senior debt and effectively senior to all of its and the Subsidiary Guarantor’s unsecured debt to the extent of the value of the collateral; and (iii) effectively subordinated to all liabilities of its non-guarantor subsidiaries. The notes and the note guarantees will be secured on a first-priority basis by substantially all of the Company’s assets and the assets of the Subsidiary Guarantors, subject to certain exceptions and permitted liens.
Collateral. The Secured Notes are secured by a first priority lien on substantially all of the Company’s assets (except for certain “Excluded Assets,” and subject to certain “Permitted Liens,” each as defined in the Secured Indenture), including, without limitation:

all equity interests owned by the Company or a Subsidiary Guarantor (which, in the case of any equity interest in a foreign subsidiary, will be limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary) and the related rights and privileges associated therewith (but excluding Equity Interests of Insurance Subsidiaries (as defined in the Secured Indenture), to the extent the pledge thereof is deemed a “change of control” under applicable insurance regulations);

all equipment, goods and inventory owned by the Company or a Subsidiary Guarantor;

all cash and investment securities owned by the Company or a Subsidiary Guarantor;

all documents, books and records, instruments and chattel paper owned by the Company or a Subsidiary Guarantor;

all general intangibles owned by the Company or a Subsidiary Guarantor; and

any proceeds and supporting obligations thereof.
The Secured Indenture permits the Company, under specified circumstances, to incur additional debt in the future that could equally and ratably share in the collateral. The amount of such debt is limited by the covenants contained in the Secured Indenture.
No Sinking Fund. The Company is not required to make any sinking fund payments with respect to the Secured Notes.
Optional Redemption. The Company has the option to redeem some or all of the Secured Notes prior to June 1, 2020, at a redemption price equal to 100% of the principal amount plus a “make-whole” premium and accrued and unpaid interest to the date of redemption. At any time on or after June 1, 2020, the Company may redeem some or all of the Secured Notes at certain fixed redemption prices set forth in the Secured Indenture expressed as percentages of the principal amount, plus accrued and unpaid interest. At any time prior to June 1, 2020, the Company may redeem the Secured Notes with net cash proceeds received by the Company from certain equity offerings at a price equal to 111.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 60% of the aggregate principal amount of the Secured Notes remains outstanding immediately thereafter.

Asset Sale Redemption / Offer. Upon certain asset sales, transfers or dispositions, the Company has the option to redeem the maximum aggregate principal amount of the notes that can be redeemed with the net proceeds therefrom, at a price of 104.5% (declining to 100% if such sale occurs on or after December 1, 2020) of the aggregate principal amount of the notes, plus accrued and unpaid interest to the date thereof. If the Company elects not to redeem the notes, the Company will be required to make an offer to purchase the maximum aggregate principal amount of notes that can be purchased with the net proceeds from such sale, transfer or disposition at the same purchase price as if the Company had so elected to redeem.

Change of Control. If a Change of Control (as defined in the Secured Indenture) occurs, each holder of Secured Notes may require the Company to repurchase all or a portion of its Secured Notes for cash at a price equal to 101% of the aggregate principal amount of such Secured Notes on the date of purchase, plus any accrued and unpaid interest to the date of repurchase.
Certain Covenants. The Secured Indenture contains covenants limiting, among other things, the ability of the Company, and, in certain cases, the Company’s subsidiaries, to incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of capital stock; make certain restricted payments; sell assets; engage in transactions with affiliates; or consolidate or merge with, or sell substantially all of its assets to, another person. These covenants are subject to a number of important exceptions and qualifications. The Company is also required to maintain compliance with certain financial tests, including minimum liquidity and collateral coverage ratios.
Events of Default. The Secured Indenture contains customary events of default which could, subject to certain conditions, cause the Secured Notes to become immediately due and payable, including, but not limited to defaults by the Company in the payment of the principal of any the Secured Notes when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an offer to purchase by the Company) or in the payment of interest on any note when the same becomes due and payable, and the default continues for a period of 30 days; failure to comply with certain covenants in the Secured Indenture; failure to comply with certain agreements in the Secured Indenture for a period of 60 days following notice by U.S. Bank or the holders of at least 25% in aggregate principal amount of the Secured Notes then outstanding; failure to pay any debt within any applicable grace period after the final maturity or acceleration of such debt by the holders thereof because of a default, if the total amount of such debt unpaid or accelerated exceeds $35 million; failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $35 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.
This summary does not purport to be complete and is qualified in its entirety by reference to the Secured Indenture, which has been filed as an Exhibit hereto, copies of which are attached hereto or incorporated by reference herein as Exhibit 4.1. The text of the Secured Indenture is incorporated herein by reference. Interested parties should read these documents in their entirety.
Convertible Notes Terms and Conditions
Certain terms and conditions of the Convertible Notes are as follows:
Maturity. The Convertible Notes mature on June 1, 2022 unless earlier converted, redeemed or purchased.
Interest. The Convertible Notes accrue interest at a rate of 7.5% per year. Interest on the Convertible Notes is paid semi-annually on December 1 and June 1 of each year.
Issue Price. The issue price of the Convertible Notes is 100% of par.
Ranking. The notes will be the Company’s general unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness, and senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated to the notes. The notes will be effectively subordinated to all of the Company’s existing and future secured indebtedness, including the Company’s Secured Notes being offered concurrently herewith, to the extent of the value of the collateral securing that indebtedness, and structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries, including trade credit.
No Sinking Fund. The Company is not required to make any sinking fund payments with respect to the Convertible Notes.
Optional Redemption. The Company may not redeem the notes prior to June 1, 2020. On or after June 1, 2020, the Company may redeem for cash all of the notes if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (which need not be consecutive trading days) during any 30 consecutive trading-day period ending within five trading days prior to the date on which the Company provides notice of redemption. The redemption price will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the redemption date.

Fundamental Change. If the Company undergoes a Fundamental Change (as defined in the Convertible Indenture), subject to certain conditions, the Company may be required to purchase all or any portion of the notes for cash. The Fundamental Change purchase price will be 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest, including additional interest, if any, to, but excluding, the Fundamental Change Purchase Date (as defined in the Convertible Indenture). Notwithstanding anything to the contrary in the Convertible Indenture, a Specified Asset Sale (as defined in the Convertible Indenture) shall not constitute a Fundamental Change.
Conversion Rights. The Convertible Notes will be convertible into shares of the Company’s common stock based on an initial conversion rate of 228.3105 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $4.38 per share of the Company’s common stock), at any time prior to the close of business on the business day immediately preceding the maturity date, in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof. In addition, following a Make-Whole Fundamental Change (as defined in the Convertible Indenture) or the Company’s delivery of a notice of redemption for the Convertible Notes, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with (i) such Make-Whole Fundamental Change or (ii) such notice of redemption. However, to comply with certain listing standards of The New York Stock Exchange, the Company will settle in cash its obligation to increase the conversion rate in connection with a Make-Whole Fundamental Change or redemption until it has obtained the requisite stockholder approval.

Events of Default. The Convertible Indenture contains customary events of default which could, subject to certain conditions, cause the Convertible Notes to become immediately due and payable, including, but not limited to, default by the Company in any payment of interest on any Convertible Notes when due and payable where such default continues for a period of 30 consecutive days; default by the Company in the payment of the principal amount of any note when due and payable on the maturity date, any redemption date, upon required purchase in connection with a Fundamental Change, upon declaration of acceleration or otherwise; failure by the Company to comply with its obligation to convert the Convertible Notes in accordance with the Convertible Indenture upon exercise of a note holder’s conversion right where such failure continues for three business days; failure by the Company to provide the Fundamental Change Company Notice (as defined in the Convertible Indenture) to note holders required pursuant to the Convertible Indenture; failure to comply with certain covenants in the Convertible Indenture relating to business combination transactions; failure to comply with certain agreements in the Convertible Indenture for a period of 60 days after receipt by the Company of a notice of default as provided in the Convertible Indenture; default by the Company or any Significant Subsidiaries (as defined in the Convertible Indenture) of the Company with respect to any indebtedness for borrowed money in excess of $35 million in the aggregate of the Company and/or any Significant Subsidiary of the Company, whether such indebtedness now exists or shall hereafter be created, which default results (i) in such indebtedness becoming or being declared due and payable or (ii) from a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required purchase in connection with a fundamental change, upon declaration of acceleration or otherwise, in each case where such default is not cured or waived within 30 days after notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% of the aggregate principal amount of Convertible Notes then outstanding (provided, however, that any such Event of Default shall be deemed cured and not continuing upon payment of such indebtedness or rescission of such declaration of acceleration); a final judgment for the payment of $35 million or more (excluding any amounts covered by insurance or bond) rendered against the Company or any Significant Subsidiary of the Company by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and certain events of bankruptcy or insolvency.

This summary does not purport to be complete and is qualified in its entirety by reference to the Convertible Indenture, which has been filed as an Exhibit hereto, copies of which are attached hereto or incorporated by reference herein as Exhibit 4.2. The text of the Convertible Indenture is incorporated herein by reference. Interested parties should read these documents in their entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Items 1.01 and 2.03 is incorporated into this Item 3.02 by reference. The Convertible Notes were sold solely by means of private placements to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Convertible Notes and the shares of common stock issuable upon their conversion have not been and will not be registered under the Securities Act, and the Convertible Notes and such shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Convertible Notes were sold to the initial purchasers for cash in an amount equal to 97.000% of the aggregate principal amount thereof. The initial maximum number of securities underlying the Convertible Notes, assuming the largest “make-whole” addition to the conversion rate under the Convertible Notes Indenture, and assuming that the Company has obtained the requisite stockholder approval referred to above, is 15,068,493 shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits
The following exhibits are being filed with this Current Report on Form 8-K.
(d)    Exhibits

Exhibit No.
4.1	Indenture, dated as of November 20, 2018, by and among HC2 Holdings, Inc., the guarantors party thereto and U.S. Bank National Association.
4.2	Indenture, dated as of November 20, 2018, by and among HC2 Holdings, Inc. and U.S. Bank National Association.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.

Date: November 21, 2018	By:	/s/ Michael J. Sena

Name: Michael J. Sena
Title: Chief Financial Officer